Alico, Inc. Announces Election of Directors

LaBelle, FL, February 24, 2009 — Alico, Inc. (NASDAQ: ALCO), a land management company, announced at its annual stockholders meeting held on Friday February 20, 2009, the Alico stockholders elected JD Alexander, John R. Alexander, Robert E. Lee Caswell, Evelyn D'An, Charles Palmer, Dean Saunders, Robert J. Viguet, Jr. and Dr. Gordon Walker to serve on the Company's Board of Directors.

At its Board of Directors Meeting following the annual meeting, the Directors re-elected Mr. John R. Alexander as Chairman and made the following committee appointments:

Audit Committee:
Chairperson and Financial Expert:   Evelyn D’An
Charles Palmer
Dean Saunders
Gordon Walker

Compensation Committee:
Chairperson:    Charles L. Palmer
JD Alexander
Robert J. Viguet, Jr.

Nominating and Corporate Governance:
Chairperson:   Gordon Walker
JD Alexander
Charles L. Palmer

The Board also elected the following officers:

President and Principal Executive Officer:    Steven M. Smith

Senior Vice-President, Chief Financial Officer, Treasurer and
Assistant Secretary:    Patrick W. Murphy

Senior Vice-President of Human Resources and
Information Technology:    Michael R. Talaga

Director of Accounting, Controller and Assistant Treasurer:    Jerald R. Koesters

Internal Audit Director:    Jaime Voskovitch

Corporate Secretary:    A. Denise Plair

The Board deferred making final decisions regarding other items on its agenda until its next scheduled meeting on Thursday February 26, 2009.

About Alico, Inc.

Alico, Inc., a land management company operating in Central and Southwest Florida, owns approximately 135,500 acres of land located in Collier, Glades, Hendry, Lee and Polk counties. Alico is involved in various agricultural operations and real estate activities. Alico's mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders.

For Further Information Contact:

Steven M. Smith
La Belle, Florida
(863) 675-2966

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.